UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2022

Renewable Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35397	26-4785427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 South Bell Avenue Ames, Iowa	50010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (515) 239-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	REGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 27, 2022, Renewable Energy Group, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Chevron Corporation, a Delaware corporation (“Parent”), and Cyclone Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Subsidiary”). The Merger Agreement provides, among other things, at the Effective Time (as defined in the Merger Agreement) and subject to the terms and conditions set forth therein, that Merger Subsidiary will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

At the Effective Time, and as a result of the Merger:

•

Each share of common stock, par value $0.0001, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares (as defined in the Merger Agreement) and Dissenting Shares (as defined in the Merger Agreement)) will be converted into the right to receive $61.50 in cash, without interest (the “Merger Consideration”).

•

Each outstanding stock appreciation right with respect to a share of Company Common Stock (each, a “Company SAR”) will vest and be cancelled and converted into the right to receive a cash payment, less any applicable withholding taxes, equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price applicable to such Company SAR multiplied by (y) the number of shares of Company Common Stock subject to such Company SAR.

•

Each outstanding restricted stock unit award that vests solely on the passage of time held by a Company non-employee director (each, a “Company Director RSU”) will vest and be cancelled and converted into the right to receive a cash payment, less any applicable withholding taxes, equal to the product of (x) the Merger Consideration multiplied by (y) the number of shares of Company Common Stock subject to such Company Director RSU.

•

Each outstanding restricted stock unit award that vests solely on the passage of time and is not a Company Director RSU (each, a “Company Employee RSU”) to the extent vested immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment, less any applicable withholding taxes, equal to the product of (x) the Merger Consideration multiplied by (y) the number of vested shares of Company Common Stock subject to such Company Employee RSU.

•

Each outstanding Company Employee RSU Award to the extent unvested immediately prior to the Effective Time (each, an “Unvested Company Employee RSU Award”) and certain performance-based restricted stock unit awards set forth on a schedule to the Merger Agreement (the “Scheduled PSU Awards”) will be cancelled and converted into the right to receive an amount in cash, less any applicable withholding taxes, equal to the product of (x) the Merger Consideration multiplied by (y) the number of shares of Company Common Stock subject to such Unvested Company Employee RSU Award or Scheduled PSU Award, as applicable (such converted award, an “Assumed RSU Award”). Each Assumed RSU Award will be subject to the vesting schedule applicable to the corresponding Unvested Company Employee RSU Award immediately prior to the Effective Time (including, with respect to the Scheduled PSU Awards, the performance vesting conditions).

•

Except with respect to the Scheduled PSU Awards, each outstanding restricted stock unit award that corresponds to shares of Company Common Stock granted under any Company Benefit Plan and vests based on the achievement of performance goals (each, a “Company PSU Award”) will be cancelled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (A) the Merger Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Company PSU Award (assuming that any performance based vesting conditions applicable to such Company PSU Award for any performance period that has not been completed as of the Effective Time are achieved at (x) with respect to Company PSU Awards granted in 2020 and 2021, the greater of the target performance levels and the levels based on actual achievement of pro-rated performance goals through the Effective Time or (y) with respect to Company PSU Awards granted in 2022, the target performance levels) (each such converted award, an “Assumed PSU Award”). Each Assumed PSU Award will be subject to the vesting schedule applicable to the corresponding Company PSU Award immediately prior to the Effective Time (other than any performance based vesting conditions).

The board of directors of the Company (the “Board”) has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger) are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby (including the Merger), (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the stockholders of the Company and (iv) resolved to recommend the adoption of the Merger Agreement by the stockholders of the Company.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the Merger to close in the second half of 2022. The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a stockholder meeting that will be held on a date, and at the time and place, to be announced at a later date.

The closing of the Merger is subject to various conditions, including (i) the adoption of the Merger Agreement by holders of a majority of the issued and outstanding shares of Company Common Stock (the “Company Stockholder Approval”), (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and clearance by the European Commission or expiration of any applicable waiting period, in each case under EU Regulation 139/2004 (the “Required Regulatory Approvals”), (iii) the absence of any order or law prohibiting the consummation of the Merger, except if such order or law is immaterial to Parent and (iv) the accuracy of the representations and warranties contained in the Merger Agreement, subject to customary materiality qualifications, as of the date of the Merger Agreement and as of the closing of the Merger, and compliance in all material respects with the covenants and agreements contained in the Merger Agreement. In addition, the obligation of Parent and Merger Subsidiary to consummate the Merger is subject to the absence, since the date of the Merger Agreement, of a Company Material Adverse Effect (as defined in the Merger Agreement). The closing of the Merger is not subject to a financing condition. Under the terms of the Merger Agreement, consummation of the Merger will occur on the second business day following the fulfillment or waiver of the conditions to closing of the Merger or at such other time as the Company and Parent agree.

The Merger Agreement contains customary representations, warranties and covenants by the Company, including, among others, covenants by the Company to conduct its business in the ordinary course between the date of the Merger Agreement and the closing of the Merger, not to engage in certain kinds of material transactions during such period, to convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval, subject to certain customary exceptions, for the Board to recommend that the stockholders adopt the Merger Agreement, and to use its reasonable best efforts to obtain the Required Regulatory Approvals. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Subsidiary, including, among others, covenants by Parent to provide each Company employee, for a period of 12 months after the closing of the Merger, base salary or wage rate, total annual cash opportunity (comprised of base salary or wage rate and short-term cash incentive compensation opportunity) and severance benefits and protections that are no less favorable than those provided prior to the closing of the Merger and other compensation and benefits that are no less favorable in the aggregate to those provided to employees of Parent in positions comparable to positions held by such Company employees from time to time after the closing of the Merger, and by Parent to use its reasonable best efforts to obtain the Required Regulatory Approvals and, to the extent necessary to obtain regulatory approval for the Merger under applicable regulatory laws, to pursue litigation and divest assets, except to the extent such actions would have or reasonably be expected to have Substantial Detriment (as defined in the Merger Agreement), and to take all action necessary to cause Cynthia Warner, the President and Chief Executive Officer of the Company, to be appointed to the Board of Directors of Parent as of the Effective Time.

The Merger Agreement provides that the Company will not, directly or indirectly, (i) take any action to solicit, initiate, or knowingly encourage or knowingly facilitate the making of any Acquisition Proposal (as defined in the Merger Agreement) or any inquiry with respect thereto or engage in discussions or negotiations with any third party with respect thereto, (ii) disclose any nonpublic information or afford access to properties, books or records to any third party that has made, or to the Company’s knowledge is considering making, any Acquisition Proposal, (iii) propose publicly to agree to do any of the foregoing relating to an Acquisition Proposal, (iv) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, (v) enter into, or approve or recommend, or propose to approve or recommend, any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other agreement constituting or relating to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement (as defined in the Merger Agreement)), (vi) make, knowingly facilitate or provide information in connection with any SEC or other regulatory filings in connection with any Acquisition Proposal or (vii) seek any third-party consents in connection with any Acquisition Proposal.

Notwithstanding these limitations, prior to obtaining the Company Stockholder Approval, if (i) the Company has received an Acquisition Proposal that was not the result of a breach of the Merger Agreement, (ii) the Board determines in good faith, after receipt of the advice of its financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal (as defined in the Merger Agreement) or would reasonably be expected to result in a Superior Proposal and (iii) if failing to do so would be reasonably likely to be inconsistent with its fiduciary duties to the Company’s stockholders under applicable law, then the Company may (a) furnish information and access to any third party and its representatives and (b) participate in discussions and negotiate with such Person or its representatives concerning any such unsolicited Acquisition Proposal.

In addition, the Board may, in response to a Superior Proposal not resulting from a breach of the Merger Agreement, (i) change its recommendation to the stockholders or (ii) cause the Company to terminate the Merger Agreement to enter into a definitive written agreement with respect to such Superior Proposal, subject to payment of the termination fee described below to Parent, if (a) the approval of the stockholders of the Merger Agreement has not been obtained, (b) the Board determines in good faith, after consulting with outside legal counsel, that failing to take such action would be reasonably likely to be inconsistent with its fiduciary duties to the Company’s stockholders under applicable law, (c) the Company first provides Parent with notice thereof and at least four business days to propose revisions to the Merger Agreement (or make another proposal) in response to such Acquisition Proposal (the “Notice Period”) and, to the extent Parent wishes to negotiate, making the Company’s representatives reasonably available to negotiate with Parent any such proposed revision or other proposals, and (d) following the Notice Period, the Board determines in good faith, after consultation with, and taking into account the advice of, its financial advisor and outside legal counsel, as well as any revisions to the terms of the Merger Agreement proposed by Parent in a manner that would form a binding contract if accepted by the Company, that such Acquisition Proposal constitutes a Superior Proposal. In the event of any modifications to an Acquisition Proposal that has triggered a Notice Period (other than immaterial modifications), the Company is required to deliver a new notice to Parent at which point the Notice Period would be extended three business days from the date of such new notice. Subject to similar provisions and requirements in the Merger Agreement, including a four business day Notice Period, the Board may also effect a Change in the Company Recommendation with respect to an Intervening Event (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for the parties, including the rights of either party, subject to specified limitations, to terminate the Merger Agreement if the Merger is not consummated by November 28, 2022 (the “End Date”); provided, that if the Required Regulatory Approvals have not been obtained but all other conditions to closing have been satisfied, the End Date shall automatically be extended to February 27, 2023 (the “Initial Extension Date”); provided, further that if the Merger is not consummated by the Initial Extension date by reason of a failure to obtain the Required Regulatory Approvals but all other conditions to closing have been satisfied, the End Date shall automatically be extended to May 30, 2023 (the “Second Extension Date”); provided, further, that if on the Second Extension Date a Regulatory Proceeding (as defined in the Merger Agreement) is still pending, either the Company or Parent shall be entitled to extend the End Date until August 28, 2023.

The Merger Agreement provides that, in certain circumstances, including the termination of the Merger Agreement by the Company to accept a Superior Proposal (as defined in the Merger Agreement), the termination of the Merger Agreement by Parent following a Change in the Company Recommendation, and other customary circumstances, the Company would be required to pay Parent a termination fee of $91 million.

The above description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated into this Current Report on Form 8-K by reference in its entirety. The Merger Agreement has been attached as an exhibit to provide investors and stockholders of the Company with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Subsidiary. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger

Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders of the Company accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Subsidiary or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Subsidiary in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the Securities and Exchange Commission.

Following the Effective Time, the Company Common Stock will be delisted from Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01	Regulation FD Disclosure.

On February 28, 2022, the Company and Parent announced that they had entered into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Renewable Energy Group, Inc. (“REG”) or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of REG and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside REG’s control. Actual results and outcomes may differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; (2) the risk that the Merger Agreement may be terminated in circumstances requiring REG to pay a termination fee; (3) the risk that the Merger disrupts REG’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the Merger on the ability of REG to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the Merger on REG’s operating results and business generally; (6) the amount of costs, fees and expenses related to the Merger; (7) the risk that REG’s stock price may decline significantly if the Merger is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against REG and others; (9) other factors that could affect REG’s business such as, without limitation, the availability, future price, and volatility of feedstocks, petroleum and products derived from petroleum; changes in governmental programs and policies requiring or encouraging the use of biofuels; availability of federal and state governmental tax incentives and incentives for bio-based diesel production; changes in the spread between bio-based diesel prices and feedstock costs; the potential impact of COVID-19 on our business and operations; any disruption of operations at our

Geismar renewable diesel refinery (which would have a disproportionately adverse effect on our profitability); the unexpected closure of any of our facilities; the effect of excess capacity in the bio-based diesel industry and announced large plant expansions and potential co-processing of renewable diesel by petroleum refiners; unanticipated changes in the bio-based diesel market from which we generate almost all of our revenues; and seasonal fluctuations in our operating results; technological advances or new methods of bio-based diesel production or the development of energy alternatives to bio-based diesel; and (10) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all.

If the proposed transaction is consummated, REG’s stockholders will cease to have any equity interest in REG and will have no right to participate in its earnings and future growth. Certain of these and other factors are identified and described in more detail in REG’s Annual Report on Form 10-K for the year ended December 31, 2020 as well as REG’s subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on REG’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, REG undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving REG, Chevron Corporation and Cyclone Merger Sub Inc. A meeting of the stockholders of REG will be announced as promptly as practicable to seek stockholder approval in connection with the proposed Merger. REG expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of REG and will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS OF REG ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REG AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by REG with the SEC at the SEC’s website at www.sec.gov.

REG and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of REG’s stockholders in connection with the proposed transaction will be set forth in REG’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by REG’s stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You may also find additional information about REG’s directors and executive officers in REG’s definitive proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 5, 2021 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1+	Agreement and Plan of Merger, dated as of February 27, 2022, by and among Renewable Energy Group, Inc., Cyclone Merger Sub Inc. and Chevron Corporation

99.1	Joint Press Release of Renewable Energy Group, Inc. and Chevron Corporation, dated February 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Exhibits marked with a (+) exclude certain portions of the exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K. A copy of the omitted portions will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENEWABLE ENERGY GROUP, INC.

Date: February 28, 2022	By:	/s/ R. Craig Bealmear
R. Craig Bealmear
Chief Financial Officer